EX-99(a)(1)(D)

Blue Owl Capital Corporation II Notice of Withdrawal Form

Blue Owl Capital Corporation II (referred to herein as the “Company” or “OBDC II”)

Offer to Repurchase Date: August 21, 2023

Expiration Date: September 25, 2023 at 11:59PM Eastern Time

To have your previously submitted repurchase canceled, this Notice of Withdrawal form must be received in good order no later than the expiration date listed above.

Do not submit this form to submit a repurchase request.

1 | Repurchase Withdrawal

➤	☐	By selecting here, the undersigned Shareholder of OBDC II hereby withdraws the tender of his, her, or its Shares of OBDC II, which the Shareholder submitted by a Tender Authorization form dated August 21, 2023. The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal Form, properly executed, the Shares previously tendered will not be purchased by OBDC II.

➤
	Name of Investor(s)/Entity	OBDC II Account Number	SSN/Tax ID Number

2 | Authorization and Signature of Investors

By signing below, the Investor hereby:

•	authorizes OBDC II to withdraw the tender request on file;

•	certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Notice of Withdrawal Form; and the information provided above is true and correct.

Each Investor must sign below:

Investor or Authorized Person Signature	Date

Joint Investor or Authorized Person Signature	Date

Once completed, send to:	Any questions?
Email: BlueOwl.Repurchases@dstsystems.com	Email: ServiceDesk@blueowl.com
Overnight Mail: OBDC II c/o DST Systems, Inc. as Processing Agent, 430 W 7th Street, Suite 219398, Kansas City, MO 64105	Toll Free: 1-844-331-3341